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                                                     Exhibit 23.3


                CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-56499, 333-53699, 333-42291 and 333-
42285) of Miami Computer Supply Corporation of our report dated March 20, 1997 appearing in the Current Report on Form 8-K of Miami Computer Supply Corporation dated September 23, 1998.


/s/ Frasier, Dean & Howard

Frasier, Dean & Howard
Nashville, Tennessee
January 11, 1999
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